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                                                                  EXHIBIT 21.1



                     SUBSIDIARIES OF RELIANT RESOURCES, INC.

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Name of Company                                                                  Jurisdiction of Incorporation
---------------                                                                  -----------------------------
Reliant Energy Power Generation, Inc.                                                          Delaware
     Reliant Energy California Holdings, LLC                                                   Delaware
          Reliant Energy Mandalay, LLC                                                         Delaware
          Reliant Energy Ormond Beach, LLC                                                     Delaware
          Reliant Energy Etiwanda, LLC                                                         Delaware
     Reliant Energy Capital (Europe), Inc.                                                     Delaware
          Reliant Energy Europe, Inc.                                                          Delaware
            Reliant Energy Wholesale (Europe) C.V.                                           Netherlands
                Reliant Energy UNA B.V.                                                      Netherlands
                      N.V UNA                                                                Netherlands
     Reliant Energy Northeast Holdings, Inc.                                                   Delaware
          Reliant Energy Northeast Generation, Inc.                                            Delaware
                Reliant Energy Mid-Atlantic Power Holdings LLC                                 Delaware
                Reliant Energy New Jersey Holdings, LLC                                        Delaware
Reliant Energy Services, Inc.
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